UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2012, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our 2005 Stock Incentive Plan, as amended to date (the “2005 Plan”), that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 100,000 shares to Morris Goldfarb, our Chairman and Chief Executive Officer, (ii) up to 66,000 shares to Sammy Aaron, our Vice Chairman; (iii) up to 50,000 shares to Wayne S. Miller, our Chief Operating Officer, (iv) up to 5,000 shares to Jeanette Nostra, our President and (v) up to 10,000 shares to Neal S. Nackman, our Chief Financial Officer.

The above-named persons will be entitled to receive these shares of our common stock only if (a) the average closing price per share of our common stock on the Nasdaq Global Select Market is $42.78 (which is 15% above the closing price of our common stock on the Nasdaq Global Select Market on the date of grant) or higher over a twenty consecutive trading day period during the five-year period commencing on October 6, 2012 and ending on October 5, 2017 and (b) our consolidated earnings after taxes, as adjusted for acquisition costs, exceeds $53 million in any of the fiscal years ending January 31, 2013, 2014, 2015, 2016 or 2017 (clauses (a) and (b) together, the “Performance Conditions”). In addition, the right to receive these shares of common stock will become vested in annual increments beginning on the second anniversary of the date of grant (the “Time Vesting Condition”).

If the Performance Conditions are both satisfied and the above-named person remains employed by us or otherwise provides service for us, we will issue to him or her 25% of the shares of common stock to which he or she is entitled on each of the second, third, fourth and fifth anniversaries of the date of grant, but only if he or she remains employed by us or otherwise performs service for us on each anniversary date. If both Performance Conditions are not satisfied within the above-described time periods, no shares of common stock will be issued pursuant to the restricted stock unit grants. If both Performance Conditions are satisfied at any time during the above-reference time periods, any shares that would have previously satisfied the Time Vesting Condition will be issued.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Deferred Stock Award Agreement for these grants under the 2005 Plan is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 5, 2012, the Compensation Committee of our Board of Directors increased the base salary of Neal S. Nackman, our Chief Financial Officer, to $375,000 per annum from $325,000 per annum, effective as of June 5, 2012. In addition, see “Item 1.01 Entry into a Material Definitive Agreement” above for a description of restricted stock unit grants to our executive officers on October 5, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Deferred Stock Award Agreement for October 5, 2012 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2012	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman

Name:	Neal S. Nackman
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Deferred Stock Award Agreement for October 5, 2012 restricted stock unit grants.